EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of 355, Inc. for the period ending June 30, 2009, I, Alex Jen , Chief Executive Officer of 355, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ending June 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended June 30, 2009, fairly represents in all material respects, the financial condition and results of operations of 355, Inc.

Date: July 24, 2009

355, Inc.

By: /s/ Alex Jen
Alex Jen Chief Executive Officer Chief Financial Officer